As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARATHON PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1284632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

539 South Main Street, Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Andeavor 401(k) Plan

(Full title of the plan)

Molly R. Benson

Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

539 South Main Street, Findlay, Ohio 45840

(Name and address of agent for service)

(419) 422-2121

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, par value $0.01 per share	2,000,000 (1)(2)	$64.84	$129,680,000	$15,718

(1)

Represents the maximum number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Marathon Petroleum Corporation (the “Registrant”) issuable pursuant to the Andeavor 401(k) Plan (the “Plan”) being registered hereon. The Plan was continued by the Registrant in connection with the transactions by which the Registrant acquired Andeavor in October 2018 (the “Merger”).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3)

Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on February 25, 2019, which is a date within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 2,000,000 shares of Common Stock pursuant to the Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2018 (File No. 333-227620) relating to the Plan are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Agreement and Plan of Merger, dated as of April 29, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (n/k/a Andeavor LLC) (incorporated by reference herein to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-35054) filed April 30, 2018)

4.2	Amendment to Agreement and Plan of Merger, dated as of July 3, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (n/k/a Andeavor LLC) (incorporated by reference herein to Exhibit 2.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-225244) filed July 5, 2018)

4.3	Second Amendment to Agreement and Plan of Merger, dated as of September 18, 2018, by and among Marathon Petroleum Corporation, Andeavor, Mahi Inc. and Mahi LLC (n/k/a Andeavor LLC) (incorporated by reference herein to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-35054) filed September 18, 2018)

4.4	Restated Certificate of Incorporation of Marathon Petroleum Corporation, dated October 1, 2018 (incorporated by reference herein to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-35054) filed October 1, 2018)

4.5

Amended and Restated Bylaws of Marathon Petroleum Corporation, effective February 27, 2019 (incorporated by reference herein to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-35054) filed on February 28, 2019)

4.7	Andeavor 401(k) Plan (incorporated by reference herein to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-227620) filed October 1, 2018)

4.8	Amendment No. 8 to the Andeavor 401(k) Plan, dated as of September 28, 2018, Amendment No. 9 to the Andeavor 401(k) Plan, dated as of October 1, 2018, and Amendment No. 10 to the Andeavor 401(k) Plan, dated December 27, 2018

5.1

Opinion of Counsel

The Registrant undertakes to submit the Plan and any subsequent amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on this 28th day of February, 2019.

MARATHON PETROLEUM CORPORATION

By:	/s/ Gary R. Heminger
Gary R. Heminger
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: February 28, 2019	/s/ Gary R. Heminger
Gary R. Heminger Chairman of the Board and Chief Executive Officer (principal executive officer)

Date: February 28, 2019	*
Gregory J. Goff Executive Vice Chairman

Date: February 28, 2019	*
Timothy T. Griffith Senior Vice President and Chief Financial Officer (principal financial officer)

Date: February 28, 2019	*
John J. Quaid Vice President and Controller (principal accounting officer)

Date: February 28, 2019	*
Abdulaziz F. Alkhayyal Director

Date: February 28, 2019	*
Evan Bayh Director

Date: February 28, 2019	*
Charles E. Bunch Director

Date: February 28, 2019	*
Steven A. Davis Director

Date: February 28, 2019	*

Edward G. Galante Director

Date: February 28, 2019	*

James E. Rohr Director

Date: February 28, 2019	*

Kim K.W. Rucker Director

Date: February 28, 2019	*

J. Michael Stice Director

Date: February 28, 2019	*

John P. Surma Director

Date: February 28, 2019	*

Susan Tomasky Director

*

This Registration Statement has been signed on behalf of the above officers and directors by Gary R. Heminger, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Date: February 28, 2019	By:	/s/ Gary R. Heminger
Gary R. Heminger Attorney-in-Fact

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on this 28th day of February, 2019.

ANDEAVOR 401(k) PLAN

By:	/s/ Fiona Laird
Fiona Laird
Plan Administrator

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